                                                                   Exhibit 10(a)



   February 25, 1997

   Martin A. Coyle
   1900 Richmond Road
   Cleveland, Ohio 44124

   Dear Marty:

   This letter sets forth our agreement regarding your change in status and ultimate retirement from TRW and details the terms and conditions of your termination of employment. Please review it carefully to make sure we are in complete agreement.

   EMPLOYMENT

   Your employment with TRW will terminate upon your retirement on March 1, 1999, or such earlier date (first day of a month) as you may choose pursuant to the section entitled "Early Retirement" hereunder (referred to in this letter variously as your "termination of employment," the "date of termination," or the "date your employment terminates").

   You will remain in your current position as Executive Vice President, General Counsel and Secretary until May 31, 1997. During that time, you will continue to have active responsibility for all current assignments (primarily Law Department, Environmental Control and Investment Management), and will cooperate with Bill Lawrence so that he is ready to undertake the responsibilities of Executive Vice President and General Counsel by May 1, 1997.

   You will continue to serve and be elected as an elected Executive Vice President from June 1, 1997 until termination of employment. During that period, you (1) will make yourself available for consultation and advice to the Executive Vice President and General Counsel; (2) will serve as Chairman of the TRW Investment Management Company; (3) will continue to be responsible for the Environmental Control function; and (4) will make yourself available for special projects assigned by the Chairman and Chief Executive Officer. After June 1, 1997, you

Martin A. Coyle
February 25, 1997
Page 2


   may, however, without otherwise affecting the terms of this agreement, eliminate any or all of the responsibilities set forth in the foregoing sentence, and such elimination will be effective upon your giving notice of same to me.

   SALARY AND INCENTIVES

   You will continue to receive an amount equivalent to your current base salary at the current annual rate of Three Hundred Forty-Five Thousand Dollars ($345,000.00), in semi-monthly payments through February 28, 1999. You will receive Operational Incentive Plan (OIP) bonus payments of $172,500.00 for 1997 and 1998, said payments to be payable in February of 1998 and February of 1999, respectively. You will be deemed to be an OIP 1 or equivalent if such designation is changed. You will not be eligible to receive any incentive payment with respect to 1999 or any year thereafter. You will also receive a payment equivalent to the Strategic Incentive Plan (SIP) bonus with respect to 1997, said payment to be payable in February of 1998. You will not be eligible to receive any SIP payment with respect to 1998 or any year thereafter.

   CONSULTING AGREEMENT

   If you retire on or after March 1, 1999, you may (if you choose) serve as a Consultant to TRW, subject to the terms of the Consulting Agreement attached hereto as Exhibit 1, a copy of which I have executed and delivered to you on behalf of TRW.

   OFFICER/DIRECTOR STATUS

   Although your benefits and perquisites shall continue until termination of employment as though you were a member of the Management Committee of TRW Inc., your membership (for purpose of attendance at business meetings and listing of members) in such committee will terminate effective June 1, 1997. Effective June 1, 1997, you will cease to be an officer within the definition of Rule 16a-1(f) under the Securities Exchange Act of 1934; however, a former officer continues to be subject to Section 16 for up to six months following termination of officer status, and certain post-termination filing requirements

Martin A. Coyle
February 25, 1997
Page 3



   also exist. Please contact Kathleen Weigand if you have any questions concerning Section 16. In addition, for a period of six (6) months from the date of termination, you should continue to contact Kathleen Weigand promptly following any transaction with regard to TRW stock or stock options. After your date of termination, you will not have, nor will you hold yourself out as having, authority to bind TRW in any manner.

   EMPLOYMENT CONTINUATION AGREEMENT

   Schedule A to your Amended and Restated Employment Continuation Agreement dated February 7, 1996, is hereby amended as set forth on Exhibit 2 hereto effective June 1, 1997. Your Employment Continuation Agreement will otherwise remain in full force and effect until termination of employment.

   TRW agrees that since you could add significant value to TRW in the event there is a change-in-control or a public threat thereof, if such a change-in-control (as that term is defined in your Employment Continuation Agreement) or a public threat thereof should occur on or before the termination of your employment, then your agreement to retire will be null and void and you will remain an elected officer and employee of TRW until the threat is eliminated or until a change-in-control occurs. During such time, your employment with TRW will not be deemed to have terminated. When such threat is eliminated other than through a change-in-control, you agree to retire on the later of March 1, 1999 or the first day of the month after such threat is eliminated.

   Upon a change-in-control (which may occur after March 1, 1999 if the public threat thereof occurs before such date), your Employment Continuation Agreement shall become operative. Your compensation after March 1, 1999 until the threat is eliminated or a change-in-control occurs shall be $1,000 per month. Solely for purposes of your Employment Continuation Agreement (i) no payment hereunder shall be deemed a "severance payment"; (ii) your rate of base pay immediately prior to the change-in-control shall be deemed to be $345,000; (iii) the aggregate incentive pay for the year preceding the change-in-control shall be deemed to be $172,500 unless the change-in-control occurs prior to January 1, 1998, in which case the


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Martin A. Coyle
February 25, 1997
Page 4



   amount shall be deemed to be $240,000; (iv) TRW will not utilize any provision of this agreement to deny any benefits under your Employment Continuation Agreement; (v) you will not be required to devote substantially all your time to the business and affairs of TRW as otherwise required by
   Section 2(a) of your Employment Continuation Agreement, but you will be available for consultation; and (vi) your employment with TRW would be deemed to have continued until you attained age 65. TRW will not take any action to terminate your Employment Continuation Agreement prior to your termination of employment. To the extent any part of this section entitled EMPLOYMENT CONTINUATION AGREEMENT is inconsistent with your Employment Continuation Agreement, your Employment Continuation Agreement is deemed to be amended. If prior to your termination of employment, Employment Continuation Agreements with a majority of officers are amended to provide additional benefits to such officers, your Employment Continuation Agreement will also be so amended.

   BENEFITS

   Until the date of termination of your employment, all benefits and perquisites you currently have shall continue. Although you will not receive any new stock-related grants, you shall receive the benefits of any amendments or changes made in any existing benefits or perquisites generally applicable to Company Staff Department Heads to the extent such amendments or changes are made effective prior to termination of employment. Without limiting the foregoing, you will have the following benefits until termination of employment:

   VACATION

   You will continue to accrue vacation until termination of employment, at the OIP 1 level. You will not be paid for any accrued but unused vacation.


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Martin A. Coyle
February 25, 1997
Page 5



   MEDICAL COVERAGE

   You will continue to be a participant in the TRW Executive Health Care Plan during your employment, (providing medical coverage for you and your family in accordance with the terms of such Plan) provided that you continue to make the contributions in accordance with the Plan. Under the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), you may elect within sixty (60) days of your termination of employment to continue benefit coverage for a period of up to eighteen (18) months based on either the TRW Executive Health Care Plan or any TRW ChoicePlus medical plan provisions. All other rights you or your dependents would have with respect to the duration of your group health plan benefits will be governed by COBRA.

   If you elect to retire (i.e., immediately commence to receive your retirement benefit from the TRW Salaried Pension Plan (SPP) on the first day of the month following your termination of employment, you will be eligible to enroll in the TRW Retirement Medical Plan, with coverage effective as of your retirement date, in which case you will have no rights to COBRA. Your coverage under that plan will be at the Retirement Medical Plan rates in effect from time to time. If you fail to elect the TRW Retirement Medical Plan upon your retirement, you may not thereafter elect the TRW Retirement Medical Plan, but you may continue COBRA coverage to the extent permitted under COBRA or the terms described in the foregoing paragraph.

   LIFE INSURANCE

   You will participate in TRW's Business Travel Accident Insurance and Accidental Death Insurance until the date your employment terminates. Upon termination of employment, you will no longer be covered by TRW's Business Travel Accident Insurance or Accidental Death Insurance. You will have thirty-one (31) days from the date your employment terminates to convert your TRW-paid life insurance to an individual policy (currently through Prudential); if you retire, you will be eligible for a retiree life insurance policy not to exceed Five Thousand Dollars ($5000.00). If you are participating in the optional group

Martin A. Coyle
February 25, 1997
Page 6



   universal life insurance program (currently administered by Aetna), at the time your employment terminates, you should automatically receive notification regarding the requirements for continuation of your policy once payroll deductions cease.

   Your split dollar life insurance arrangement shall continue in accordance with the terms thereof.

   If you die before termination of employment you will receive all death benefits under all benefit plans applicable to you.

   LONG-TERM DISABILITY

   Your eligibility to qualify for long-term disability benefits will cease upon the termination of your employment with TRW.

   COMPANY CAR

   You will remain on the Company Staff Automobile Program until termination of employment. Upon termination of employment, you may purchase your company car in accordance with our standard lease buyout practices, understanding, however, that you will receive one additional year of automobile depreciation in determining the buyout price.

   FINANCIAL COUNSELING

   You will continue to be entitled to receive personal financial counseling with the provider of the company's financial counseling plan (currently the Ayco Corporation). Upon termination of your employment with TRW, you will receive, at TRW's cost, (subject to tax imputation) one additional year of personal financial counseling with the provider of the company's financial counseling plan at that time.

   DEFERRED COMPENSATION PLAN

   You will continue to be eligible to participate in the Nonqualified TRW Deferred Compensation Plan until your employment terminates. Your accounts under the Deferred Compensation

Martin A. Coyle
February 25, 1997
Page 7



   plan will be paid out to you in accordance with the provisions of the Plan.

   OFFICE SUPPORT

   You will continue in your current office with a full time secretary through May 31, 1997. Thereafter, you will receive an equivalent office and a full-time secretary until termination of employment. The secretary is authorized to assist on personal matters.

   CREDIT CARDS

   You agree to return your telephone credit card and your American Express and other corporate credit cards, if any, to TRW upon termination of your employment.

   EXPENSES

   During your employment with TRW, the company will continue to reimburse you for reasonable travel and entertainment expenses, including dues and charges for clubs and organizations currently being reimbursed and those relating to those professional organizations in which you are currently a member.

   STOCK OPTIONS

   You will continue to earn out stock options during your employment. Once your employment terminates, your options will cease to earn out. Your rights to exercise your earned out stock options are controlled by the terms of the option agreements. You will no longer be eligible to receive new stock option grants. If you have any questions regarding your stock options, please contact Kathleen Weigand.

   PENSION

   You will be credited with benefit service under the qualified SPP and the nonqualified Supplementary Retirement Income Plan (SRIP) and Benefits Equalization Plan (BEP), as provided below. If you elect to retire, you will be eligible for an early retirement

Martin A. Coyle
February 25, 1997
Page 8



   benefit under the terms of the SPP and the nonqualified SRIP or the BEP, based upon your service and compensation. For purposes of determining the benefit(s) payable to you, the following rules will apply:

   (i) For purposes of determining the benefit that will be paid from the SPP, you will be credited with benefit service to the earliest of the date you retire OR the date you die.

   (ii) For purposes of determining the benefit that will be paid from the SPP upon your retirement, your pensionable earnings (subject to Internal Revenue Code ss.401(a)(17) limits) through the earliest of the date you retire, the date you die, or the last day of the month of your termination of employment will be taken into account in determining your highest consecutive five year average earnings; if your termination of employment is before June 30 of the year of your termination, then your pensionable earnings through the earliest of the date you retire or the date you die, or December 31 of the year preceding the year of your termination will be taken into account in determining your highest consecutive five year average earnings.

   (iii) For purposes of determining the nonqualified plan benefit under the SRIP and the BEP, you will be credited with benefit service through the earliest of the end of the month immediately preceding your elected retirement date or the date you die.

   (iv) For purposes of determining the nonqualified plan benefit under the SRIP and the BEP, your pensionable earnings through the earliest of the date you retire or the date you die, will be taken into account in determining your five highest consecutive years of average earnings.

   TRW will withhold such amounts as are required by any applicable Qualified Domestic Relations Orders.

   In no event will your benefit service under the qualified SPP or under the nonqualified plans extend beyond the last day of the month that is one year from your termination of employment. By

Martin A. Coyle
February 25, 1997
Page 9



   signing this agreement, you are expressly waiving any right to having compensation after the last day of the month of your termination of employment included for the determination of benefits payable under the SPP.

   If you are eligible and do not elect to retire on or before the first day of the month following one year from your termination of employment, you will be placed in deferred retirement status until the earlier of your elected retirement date or the first of April following the year in which you reach age 70-1/2. In that event, however, you will not be eligible to elect the lump sum option from the SPP, nor will you be able to elect to be covered by the TRW Retirement Medical Plan.

   STOCK SAVINGS PLAN AND BENEFITS EQUALIZATION PLAN

   You may continue to make contributions to The TRW Employee Stock Ownership and Stock Savings Plan ("SSP") until the earlier of February 28, 1999, or the termination of your employment, and you may continue to make contributions to the BEP and to be credited with TRW matching contributions pursuant to the BEP. At such date, the options available to you will be as governed by the SSP or the BEP, as the case may be.

   We suggest that you seek the advice of your tax counsel regarding the advisability and effect of deferring the receipt of any payments under the SSP and the timing of any election to defer.

   EARLY RETIREMENT

   If you choose to retire before December 31, 1997, you may do so, and in such event you will be paid in cash within 10 days thereafter, a sum equal to (a) $1,035,000 less any payments made after March 1, 1997 for base and OIP, and
   (b) a cash payment equal to 20,000 (as adjusted) times the average of the high and low price of TRW stock on the last trading day prior to retirement, in lieu of the SIP payment due with regard to 1997. Should you choose to retire between December 31, 1997 and February 28, 1999, you may do so, and in such event you will be paid in cash a sum equal to $1,035,000 less any base or OIP


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Martin A. Coyle
February 25, 1997
Page 10



   payments made after March 1, 1997, it being assumed that you will have received your SIP payment with respect to 1997. Your estate or designated beneficiary would be entitled to any such payments (determined as though you retired on the first day of the month following death; said day to be considered "termination of employment" for purposes of this agreement but not for purposes of any TRW benefit plans), should you die before March 1, 1999.

   CONFIDENTIALITY; COOPERATION

   In consideration of TRW's agreement to provide the compensation, benefits and payments set forth in this letter agreement:

   (a) You acknowledge that as an employee of TRW you possess confidential and proprietary information owned by TRW and you agree not to use this information or reveal it to any other person or corporation. You will not remove from TRW facilities any materials which contain TRW confidential or proprietary information.

   (b) You agree not to assist any party other than TRW in any litigation or investigation against TRW or its affiliates, successors, assigns, officers, directors, employees or agents, except as required by law. You further agree that if you believe any such action is required by law, you will first afford TRW the opportunity to raise and obtain a ruling on any claim of attorney-client, work product, or other privilege or any other contractual or other defense that may be applicable.

   (c) You agree to provide your reasonable cooperation to TRW in any future lawsuit, administrative proceeding or other judicial, administrative or legislative matter in which your assistance may be desired by TRW.

   (d) Until termination of your employment, you agree that you (i) shall refrain from accepting work, engagements, or appointments from any third party which would conflict with the protection of TRW confidential or proprietary information

Martin A. Coyle
February 25, 1997
Page 11



         and (ii) shall not, directly or indirectly, as owner, manager, officer, director, employee, consultant or in any other capacity, become financially interested in or otherwise connected with a third party which engages in business activity which is materially competitive (more that 25% overlap in both companies) with the business activities of TRW; provided, however, this limitation shall not preclude you from being otherwise employed or making an equity investment in a firm whose stock is listed on a national securities exchange or NASDAQ.

   RELEASE

   In consideration for TRW's agreement to provide the compensation, benefits and payments set forth in this letter agreement:

   (a) You agree for yourself, your heirs, executors, administrators, successors and assigns to release and discharge forever TRW, its affiliates and insurers, their successors and assigns, officers, directors, employees and agents from any and all claims, demands, causes of action, losses and expenses of every nature whatsoever, whether known or unknown, arising out of or in connection with your employment by TRW or the termination thereof, including but not limited to, breach of contract (express or implied), wrongful discharge, intentional infliction of emotional harm, defamation, libel, slander, or other tort, or violation of any federal, state or municipal statute or ordinance relating to discrimination in employment, including but not limited to Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000(e) et seq.) and Ohio Revised Code
          Section 4112 et seq. In signing this Agreement, you agree to waive any rights you would have to pursue any of the claims described herein against TRW through the company's Alternative Dispute Resolution (ADR) process, or through any court or administrative agency; and further agree not to bring any suit or action in any court or administrative agency against any of the beneficiaries of this release arising out of or relating to the subject matter of this release.

Martin A. Coyle
February 25, 1997
Page 12



   (b) YOU AGREE THAT BY SIGNING THIS LETTER, YOU ARE ALSO KNOWINGLY AND VOLUNTARILY WAIVING ANY AND ALL CLAIMS OR CAUSES OF ACTION YOU MAY HAVE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. SECTION 621, ET SEQ.), AS AMENDED.

   TRW agrees to release you, your successors and assigns from any and all claims, demands, causes of action, losses and expenses of every nature whatsoever, whether known or unknown, arising out of or in connection with your employment by TRW, or the termination thereof.

   MISCELLANEOUS

   (a) It is important that you understand that the continued availability, after the date of this letter, of the benefits specified above is subject to (i) the continued existence of the applicable TRW benefit plans, (ii) the retention of IRS-qualified status for those plans which are currently so qualified, (iii) terms of all applicable TRW benefit plans as such terms and conditions are in effect from time to time in the future and (iv) changes in governing laws and regulations applicable to benefit plans. If such benefits terminate or are reduced you will receive any substitute program given to other Department Heads.

   (b)    You and TRW acknowledge and agree that:

          (i) only a significant material breach of your obligations specified under "Confidentiality; Cooperation" above, will constitute grounds for TRW to terminate any payments or benefits to be made or provided to you hereunder;

         (ii) certain of TRW's obligations to pay money pursuant to this letter agreement are merely those of an unfunded and unsecured promise to pay money in the future, and any and all of TRW's assets will remain the general, unpledged and unrestricted assets of TRW; and

Martin A. Coyle
February 25, 1997
Page 13



         (iii) you may not borrow against TRW's obligations to pay money to you pursuant to this agreement, nor may you assign or otherwise transfer TRW's obligations hereunder, (except upon death) or any interest in them, and any attempt to do so will be ineffective.

   (c) Upon retirement, you will receive all benefits generally made available to OIP I retirees in good standing.

   (d) In no case will your termination of employment be deemed or referred to as being for cause (under any benefit plan or otherwise).

   (e) All reference checks should be directed to Joe Gorman, Bill Lawrence or me. TRW will assure that Joe, Bill and I will limit our responses thereto to your positive accomplishments as General Counsel or before, and the value you added to the company during your tenure as General Counsel.

   (f) TRW acknowledges that after June 1, 1997, your physical presence at TRW on a day-to-day basis is not required and that nothing herein will preclude you from assuming responsibilities or employment outside of TRW, as long as you (1) do not violate "Confidentiality; Cooperation" provision; and (2) that you have eliminated inconsistent obligations under the Employment Section herein.

   (g) It is understood that the terms of this letter agreement will be governed by the laws of the State of Ohio regardless of where either party may be domiciled.

   (h) Any payments made by TRW hereunder are subject to applicable federal, state and local tax withholding.

   (i) In the event that any portion of this letter agreement shall be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.

Martin A. Coyle
February 25, 1997
Page 14



   (j) You may wish to consult with your financial or tax advisor with regard to the tax implication of any benefits, including nonqualified benefit payments and deferrals, described in this agreement. You acknowledge and agree that no representations or warranties have been made to you with respect to the tax consequences of any payment provided for under this letter agreement.

   (k) The release set forth under "Release" does not constitute a release as to any liability for a breach or default of this letter agreement.

   (l) This agreement (other than this paragraph and the third paragraph under "Opportunity to Revoke" below, which are binding on the parties upon their respective execution) is contingent upon approval by the Compensation and Stock Option Committee of the Directors of TRW Inc. TRW Management agrees to present this Agreement, and recommend approval of same (without limitation or restriction) on or before April 30, 1997. Until such approval is given, or in the event approval is denied, you shall continue as Executive Vice President, General Counsel and Secretary with the compensation, benefits and perquisites you currently have.

   ENTIRE AGREEMENT

   With the sole exception of the Consulting Agreement attached hereto as
   Exhibit 1, you and TRW agree that this letter agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, between you and TRW with respect to the subject matter of this agreement. You agree that the obligations (other than the non-compete) of the paragraphs relating to "Confidentiality; Cooperation" and "Release" have been separately negotiated and shall survive the expiration or termination of this letter agreement.

Martin A. Coyle
February 25, 1997
Page 15



   ATTORNEY

   Each party understands and acknowledges that each has the right to consult an attorney (at their personal expense) regarding the terms of this agreement prior to signing this letter, that each has been given ample time to do so, and that whether or not each has done so is totally his or its choice. The role of the TRW Law Department personnel in this arrangement has been to formalize the understanding between the parties (expressed through an outline) and not to give legal advice to either party.

   In the event either you or TRW breaches this agreement and the other party brings an action to enforce the agreement in a court of competent jurisdiction, the party who is finally adjudged to be prevailing shall be entitled to reasonable attorneys' fees.

   OPPORTUNITY TO REVOKE

   You acknowledge that you were given this letter on February 25, 1997, that you have reviewed it, and, if you so choose, you have 21 days from that date to consider it prior to executing it. If, after thoughtful consideration, you are in full agreement with and understand the terms and conditions contained in this letter agreement (including the release of all claims contained in the section entitled "Release"), if you agree that you will be bound by it, and if you agree that it represents your free will and choice, please indicate such agreement by signing this letter, dating it, and returning it to me. Please keep a copy of the signed letter for your files.

   I will hold the executed agreement for seven days following your return of the executed letter to me, during which time you may revoke it by notifying me in writing.

   TRW shall not revoke or amend its offer as represented by this letter agreement without your approval during the 21-day period set forth above.

Martin A. Coyle
February 25, 1997
Page 16



   IMPLEMENTATION

   You should address any questions about the implementation of this agreement directly to me.

   Sincerely,

   TRW Inc.

   By     /s/ Howard V. Knicely
     -----------------------------------
         Howard V. Knicely
         Executive Vice President

   ACCEPTED AND AGREED TO

   this   3rd   day of  March            , 1997.
        -------        ------------------

    /s/ Martin A. Coyle
----------------------------------
   Martin A. Coyle

   Approved and agreed to this    30th   day of  April                 , 1997
                               ---------        -----------------------

   Compensation and Stock Option Committee

   By    /s/ William S. Kiser
     ---------------------------------
         Chairman

                                                                       Exhibit 1

February 25, 1997

Martin A. Coyle
1900 Richmond Road
Cleveland, Ohio 44124

Dear Marty:

         This letter agreement confirms our understanding relating to the engagement by TRW Inc. ("TRW") of Martin A. Coyle ("Consultant") as a consultant to TRW to provide the services described in paragraph 1 below. The terms and conditions that follow constitute the entire agreement between TRW and Consultant and shall not be modified in any way except by a written document executed by both parties.

  1.  Term and Termination
      --------------------

         If Consultant retires from TRW on or after March 1, 1999, this letter agreement shall commence on such date and will continue for a period of two years.

  2.  Statement of Work
      -----------------

         Consultant shall perform work on special projects as assigned by the Executive Vice President and General Counsel at such time(s) and place(s) as mutually agreed upon; said work not to exceed ten percent of Consultant's time on a yearly basis.

  3.  Compensation
      ------------

         As sole compensation for Consultant's services hereunder, TRW shall pay Consultant an annual fee of One Hundred Thousand Dollars ($100,000.00) per year. In addition, TRW shall reimburse Consultant for all reasonable travel, long-distance telephone and other out-of-pocket expenses incurred by Consultant in performing work hereunder upon receipt of Consultant's correct invoices therefor. All costs must be substantiated by receipts or other written verification. Any unusual or significant expenses must be approved in advance by the Chairman and Chief Executive Officer.

Martin A. Coyle
February 25, 1997
Page 2


  4.  Confidential Information
      ------------------------

         The term "TRW Confidential Information" refers to all data, reports, drawings, tapes, formulas, interpretations, forecasts, business plans and analyses, records, trade secrets, customer lists, documents, proposals, information regarding products, pricing, terms of sale, processes, research and development, apparatus and application methods and all other information reflecting upon or concerning TRW that are not openly communicated or made accessible by TRW to third parties and that Consultant obtains from TRW, its employees, subsidiaries and affiliates, or that Consultant otherwise acquires while engaged hereunder, including information of a third party as to which TRW has a nondisclosure obligation. Additionally, TRW Confidential Information shall include any and all reports to TRW made by Consultant hereunder or the contents thereof. In view of the sensitive information to which Consultant may have access during its engagement hereunder, any information reflecting upon or concerning TRW and known, communicated or accessible to Consultant shall also be deemed to be TRW Confidential Information unless such information has been published by TRW in publicly available documents.

Consultant:

(a) agrees that TRW Confidential Information is the sole property of TRW and that such TRW Confidential Information shall be used only in providing consulting services hereunder for TRW;

(b) shall hold the TRW Confidential Information in confidence and not disclose it in any manner whatsoever, in whole or in part, to any person except to employees of TRW, or to employees of Consultant who need to know in order to perform their duties and who agree in writing to use the TRW Confidential Information only to assist Consultant in performance of Consultant's duties hereunder;

(c) shall take or cause to be taken all reasonable precautions to prevent the disclosure or communication of TRW Confidential Information to third parties;

(d) agrees that each reproduction, duplication, or copy of any portion of TRW Confidential Information shall be deemed TRW Confidential Information for all purposes hereunder; and

                                                                  Initialed ____

Martin A. Coyle
February 25, 1997
Page 3



(e) shall, upon expiration or termination of this letter agreement, discontinue all use of TRW Confidential Information and return all documents containing TRW Confidential Information to TRW.

  5.  Inventions
      ----------

         Consultant shall disclose promptly to TRW all technical innovations that were or are conceived or first reduced to practice by Consultant, whether solely or jointly with others, in the course of performing work hereunder or as a result of knowledge acquired while performing services hereunder. For purposes of this letter agreement, the term "technical innovation" includes, but is not limited to, any idea, invention, discovery, improvement, any new and useful art, method, process, use, apparatus, composition of matter, design, computer program, algorithm, programmable process, process of which any computer program constitutes a part, or configuration of any kind, whether patentable or not. Consultant agrees that all technical innovations shall be the sole property of TRW. During or subsequent to the term of this letter agreement, Consultant agrees without further consideration promptly to execute and deliver to TRW all documents and take such other action as may be reasonably required by TRW to assist TRW in obtaining patents in the United States and foreign countries for the technical innovations and to vest title thereto in TRW and/or the successors, assigns or designees of TRW. At TRW's request and expense, Consultant shall cooperate with TRW and do all things reasonably and lawfully appropriate to assist TRW, or its successors, assigns and nominees, to obtain and enforce patents relating to such technical innovations.

  6.  Copyrights
      ----------

         Neither Consultant nor any of Consultant's employees or independent contractors shall knowingly incorporate in any work prepared hereunder any copyrighted or proprietary material of TRW or any other person. Further, any work of authorship created hereunder shall constitute a "work made for hire," when so defined by the Copyright Act, and as to any work not so defined, Consultant hereby transfers to TRW any and all right, title and interest Consultant may have in and to the copyright in such work for the entire term of the copyright. No rights are reserved to Consultant in any work prepared hereunder.


                                                                   Initialed ___

Martin A. Coyle
February 25, 1997
Page 4


  7.  License
      -------

         Consultant hereby grants to TRW a fully paid-up, nonexclusive and perpetual right and license to use any and all of Consultant's know-how and trade secrets that are necessary to the implementation of work by TRW pursuant to the reports and recommendations made by Consultant.

  8.  Security
      --------

         TRW shall advise Consultant which information or items provided to Consultant constitute classified material, and Consultant shall comply with all security requirements imposed by TRW. If it becomes necessary for Consultant to store classified material at Consultant's place of work, other than TRW premises, a facility clearance shall be required. In that event, Consultant shall enter into a security agreement with the applicable Government agency and maintain a system of security controls in accordance with such security agreement. All such classified material shall be promptly returned to TRW on request or upon termination of the security agreement or this Agreement, whichever first occurs.

  9.  No Conflict
      -----------

         Except with the prior written approval of TRW after full disclosure of all relevant facts, Consultant shall refrain from accepting work, engagements or appointments from any third party that could conflict with, or impede an unbiased performance of, Consultant's work hereunder or the protection of TRW Confidential Information.

10.  Compliance
     ----------

         Consultant warrants that Consultant has the right to enter into this letter agreement and that performance of the work specified herein shall not cause Consultant to be in violation of any federal, state or local law or regulation, or any contractual agreement entered into by Consultant. Consultant shall comply with TRW's policies, directives and standards, including, without limitation, TRW's Code of


                                                                   Initialed ___

Martin A. Coyle
February 25, 1997
Page 5



Conduct (a copy of which Consultant acknowledges having received), and with all applicable federal, state and local laws and regulations.

11.  Force Majeure
     -------------

         Neither party shall incur liability to the other party on account of any loss or damage resulting from any delay or failure to perform any part of their obligations hereunder where such delay or failure was caused in whole or in part by events, occurrences, or causes beyond the reasonable control of such party.

12.  Independent Contractor
     ----------------------

         Consultant agrees that in its performance of this letter agreement, Consultant shall act as an independent contractor, and not as an employee of TRW, and all of Consultant's agents and employees shall be subject solely to the control, supervision and authority of Consultant. Consultant understands and agrees that TRW will not cover Consultant or Consultant's employees or agents with workers' compensation, unemployment insurance, state disability insurance, public liability insurance or other benefits that may be available to employees of TRW. Consultant shall refrain from any representation that Consultant is an employee, agent or legal representative of TRW, or from incurring liabilities or obligations of any kind in the name, or on behalf, of TRW.

         It is agreed that (a) Consultant shall be responsible for Social Security taxes, if any, which may be applicable and for any other applicable fees or taxes (federal, state or local) which may be required or levied upon any payment made to or on behalf of Consultant hereunder; and (b) Consultant and Consultant's employees, agents, heirs, successors and assigns shall not be entitled, by virtue of any work done under this letter agreement, to any benefits under any medical or travel accident insurance, pension, sick leave, life insurance, vacation, or disability, or other employees' benefit plan or plans maintained by TRW for its employees.

13.  Publicity
     ---------

         Except as TRW grants prior written approval, Consultant shall not publicize the work performed under this letter agreement.
                                                                   Initialed ___

Martin A. Coyle
February 25, 1997
Page 6



14.  Assignment
     ----------

         This letter agreement shall not be assignable by Consultant without the prior written consent of TRW. TRW may assign all or parts of its rights or delegate all or parts of its duties under this letter agreement upon giving written notice to Consultant.

15.  Entire Agreement
     ----------------

         With the sole exception of the severance agreement between Martin A. Coyle dated February 25, 1997, and the reference therein to the instant Consulting Agreement, this letter agreement sets forth the entire understanding between the parties relating to consulting services to be performed by Coyle between March 1, 1999 and March 1, 2001, and merges all prior discussions between them regarding such subject. Neither TRW nor Consultant shall be bound by any condition, warranty, or representation other than as expressly stated herein or as subsequently set forth in writing signed by the parties.

16.  Indemnification and Limitation of Liability
     -------------------------------------------

         Consultant shall indemnify TRW in respect of and hold TRW harmless from and against (i) all expenses, claims, losses, damages and liability, however caused, arising from any acts or omissions of Consultant in the course of performing work under this letter agreement or the acts or omissions of Consultant's employees, agents, subcontractors, suppliers or other third parties utilized in connection with Consultant's performance; and (ii) any and all claims by third parties that Consultant misrepresented its authority or made any unfactual or other commitment not specifically authorized under this letter agreement.

         TRW's sole financial obligation under this letter agreement shall be the payment of compensation as provided for herein. In no event shall TRW be liable to Consultant for any loss of profits or incidental, indirect or consequential damages, however caused, whether by TRW's sole or concurrent negligence or otherwise.


                                                                   Initialed ___

Martin A. Coyle
February 25, 1997
Page 7



17.  Survival
     --------

         The parties' obligations contained in paragraphs 4, 5, 6, 7, 12, 16 and 18 shall be permanent and survive the termination of this letter agreement.

18.  Governing Laws
     --------------

         All questions concerning the validity and operation of this letter agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the substantive laws of the State of Ohio, applicable to agreements made and to be performed wholly within such jurisdiction.

         If you agree with the terms of this letter agreement, please sign and date the enclosed copy, initial each page and return the signed copy to me.

Sincerely,

TRW Inc.

By
------------------------------------
         Howard V. Knicely
         Executive Vice President

ACCEPTED AND AGREED TO

this           day of                       , 1997
    -----------       ----------------------


--------------------------------------------
Martin A. Coyle


                                                                   Initialed ___

                                                                       Exhibit 2




                 AMENDMENT TO EMPLOYMENT CONTINUATION AGREEMENT

                             EFFECTIVE JUNE 1, 1997

                               FOR MARTIN A. COYLE

Executive Vice President of the Company, responsible worldwide for directing all the employment benefit investment and environmental control activities of TRW Inc. and its subsidiaries, including management responsibilities for TRW Investment Management Company (serving as Chairman thereof).